Exhibit 11.0      Statement re: Computation of Per Share Earnings (Unaudited)

         Earnings per share were computed as follows (dollar amounts in thousands except share data):


                                                                   Weighted
                                                                    Average       Per Share
                                                     Income         Shares          Amount
                                                     ------        --------       ---------
For the nine month ended September 30, 2000:
--------------------------------------------
Basic Earnings per Share:
    Income available to common stockholders          $1,744       1,853,991           $0.94
Effect of Dilutive Securities:
    Stock options                                                    37,972
    Unearned incentive plan shares                                   26,221
                                                                  ---------
Diluted Earnings per Share:
    Income available to common stockholders and
         assumed conversions                         $1,744       1,918,184           $0.91
                                                     ======       =========           =====


For the nine months ended September 30, 1999:
---------------------------------------------
Basic Earnings per Share:
    Income available to common stockholders            $970       1,987,483           $0.49
Effect of Dilutive Securities:
    Stock options                                                    42,078
    Unearned incentive plan shares                                   49,699
                                                                  ---------
Diluted Earnings per Share:
    Income available to common stockholders and
         assumed conversions                           $970       2,079,260           $0.47
                                                     ======       =========           =====

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

                                                                   Weighted
                                                                    Average       Per Share
                                                     Income         Shares          Amount
                                                     ------        --------       ---------

For the three months ended September 30, 1999:
----------------------------------------------
Basic Earnings per Share:
    Income available to common stockholders            $317       1,930,132           $0.16
Effect of Dilutive Securities:
    Stock options                                                    38,764
    Unearned incentive plan shares                                   44,674
                                                                  ---------
Diluted Earnings per Share:
    Income available to common stockholders and
         assumed conversions                           $317       2,013,570           $0.16
                                                       ====       =========           =====


Unearned incentive plan shares and stock options were excluded from the earnings per share calculations for the three months ended September 30, 2000 as they were anti-dilutive to the loss.

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